U. S. SECURITIES AND EXCHANGE COMMISSION

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DYNASIL CORPORATION OF AMERICA

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DYNASIL CORPORATION OF AMERICA

313 Washington Street, Suite 403

Newton, MA 02458

(617) 668-6855

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AT 10:00 AM,

ON FEBRUARY 28, 2019

To the Stockholders of Dynasil Corporation of America:

The annual meeting of stockholders of Dynasil Corporation of America (the “Company”), a Delaware corporation, will be held at the offices of Radiation Monitoring Devices, Inc. at 44 Hunt Street, Watertown, Massachusetts 02472 on February 28, 2019 beginning at 10:00 A.M. local time. At the meeting, stockholders will act upon the following matters:

(1) Election of seven (7) Directors, each for a term of one year;

(2) Ratification of appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2019; and

(3) Any other matters that properly come before the meeting.

Stockholders of record at the close of business on January 3, 2019 are entitled to vote at the meeting or any postponement or adjournment thereof.

The accompanying form of proxy is solicited by the Board of Directors of the Company.

Stockholders (whether they own one or many shares and whether they expect to attend the annual meeting or not) are requested to vote, sign, date and promptly return the accompanying proxy in the enclosed self-addressed stamped envelope. A proxy may be revoked at any time prior to its exercise (a) by notifying the Secretary of the Company in writing, (b) by delivering a duly executed proxy bearing a later date, or (c) by attending the annual meeting and voting in person.

By order of the Board of Directors:

Patricia M. Kehe, Corporate Secretary
January 10, 2019
Newton, Massachusetts

DYNASIL CORPORATION OF AMERICA

313 Washington Street, Suite 403

Newton, MA 02458

(617) 668-6855

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on February 28, 2019:

This proxy statement and the Annual Report are available to the Company’s stockholders electronically via the Internet at

http://www.dynasil.com/investors/proxy-information/

This proxy statement contains information related to the annual meeting of stockholders of Dynasil Corporation of America (“Dynasil” or the “Company”) to be held on Thursday, February 28, 2019, at 10:00 A.M., local time, at the offices of Radiation Monitoring Devices, Inc. at 44 Hunt Street, Watertown, MA, and at any adjournment or postponement thereof. The mailing date for this proxy statement, along with the proxy form and 10-K annual report, is on or about January 16, 2019.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the ratification of the Company's independent registered public accounting firm. In addition, the Company's management will report on the performance of the Company during fiscal year 2018 and respond to questions from stockholders.

Who is entitled to vote?

Stockholders of record at the close of business on the record date, January 3, 2019, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon. If your shares are held in “street name” in a brokerage account or by a bank or other holder of record, you are considered the beneficial owner of those shares. As a beneficial owner, you may direct your broker or other holder of record on how to vote your owned shares by following their instructions.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Please note that if you hold your shares in "street name" (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement or similar document or record reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

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What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the transaction of business at the meeting. As of the record date, 17,431,500 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions, votes withheld and broker non-votes will be counted for purposes of determining if a quorum is present at the meeting.

How do I vote?

You may vote your shares held of record either by attending the meeting and voting in person or by proxy. For vote counting purposes, we encourage you to mail your proxy in advance of the meeting, even if you plan to attend in person. To vote in person, you must attend the meeting and bring your proxy card, as received from the Company or from your brokerage house. You do not need to register in advance to attend the meeting. If you choose to vote by proxy, you must complete and properly sign the accompanying proxy card and return it to the Company in the enclosed postage prepaid envelope. If you vote by mail and your proxy card is received in time for voting and not revoked, it will be voted in accordance with your instructions. If no instructions are indicated, the shares represented by the proxy card will be voted by the proxy holders:

•       FOR the election of the director nominees named herein;

•       FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019; and

•       IN accordance with the judgment of the proxy holders named on the proxy card as to any other matter that is properly brought before the meeting, or any adjournments or postponements thereof.

"Street name" stockholders who wish to vote at the meeting will need to make arrangements with their broker, bank or other nominee in advance of the meeting to vote their shares in person.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item?

Election of directors. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, a “WITHHOLD AUTHORITY” will have the effect of a negative vote.

Ratification of independent registered public accounting firm. The affirmative vote of a majority of the shares cast at the meeting is required to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. A properly executed proxy marked "ABSTAIN" with respect to this matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have no effect on the outcome of this matter.

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If you hold your shares in "street name" through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to the election of directors. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on this proposal and will not be counted in determining the number of shares necessary for approval of this proposal. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

STOCK OWNERSHIP

Who are the largest owners of the Company's common stock?

As of January 9, 2019, Mr. Peter Sulick, the Company’s Chief Executive Officer, President, and Chairman of the Board, owned approximately 19% of the outstanding shares of the Company’s common stock, Mr. Craig Dunham, a director and former Chief Executive Officer and President of the Company, owned approximately 12% of the outstanding shares of the Company’s common stock, and The Gerald Entine 1988 Family Trust owned approximately 8% of the outstanding shares of the Company’s common stock. See the table and notes below.

How many shares of stock do the Company's directors and executive officers and significant stockholders own?

The following table and notes set forth the beneficial ownership of the common stock of the Company as of January 9, 2019, by each person who was known by the Company to beneficially own more than 5% of the common stock, by each director, nominee for director and named executive officer, and by all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to the securities. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and dispositive power with respect to their shares of our common stock, except to the extent authority is shared by spouses under applicable law. Except as otherwise indicated, the address of each beneficial holder is c/o Dynasil Corporation of America, 313 Washington Street, Suite 403, Newton, Massachusetts 02458.

Name and Address Of Beneficial Owner	No. of Shares and nature of Beneficial Ownership(1)	Percent of Class
Peter Sulick (6)	3,338,730	19.12%
Craig Dunham (2)	2,051,045	11.74%
The Gerald Entine 1988 Family Trust, 6747 Diversity Road, Middleton, WI 53562	1,396,325	7.99%
Lawrence Fox (3),(6)	309,222	1.77%
David Kronfeld	300,210	1.72%
Thomas Leonard	212,943	1.22%
William Hagan (4),(6)	177,644	*
Alan Levine	143,585	*
Robert Bowdring (5)	67,558	*
All Officers and Directors as a Group (8 persons) (1)	6,600,937	37.79%

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock

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(1) The numbers and percentages shown include shares of common stock that the identified person has a right to acquire within 60 days of January 9, 2019. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage share of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage share of common stock owned by any other stockholders. The number of shares outstanding on January 9, 2019 was 17,431,500.

(2) Includes 1,000,000 shares of common stock held by the Dunham Family Limited Liability Company of which Mr. Dunham is the sole managing member.

(3) Includes options to purchase 64,935 shares of the Company’s stock at $2.33 per share and options to purchase 95,602 shares of the Company’s common stock at $1.80 per share.

(4) Includes shares held in the name of his family trust of which he is a trustee.

(5) Includes 20,000 shares of restricted stock which will vest on February 1, 2019.

(6) As of January 9, 2019, Mr. Sulick and family own the equivalent of 11.4% of the Company’s Xcede Technologies, Inc. subsidiary’s (“Xcede”) outstanding common stock, Mr. Fox owns the equivalent of 1.7% of Xcede’s outstanding common stock, Dr. Hagan owns the equivalent of 0.3% of Xcede’s outstanding common stock, and The Gerald Entine 1988 Family Trust owns the equivalent of 1.1% of Xcede’s outstanding common stock. See “Related Party Transactions” for more information.

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EXECUTIVE OFFICERS

Set forth below is a list of our current executive officers.

Name	Age	Position
Peter Sulick	68	Chairman of the Board, Chief Executive Officer and President
Robert Bowdring	61	Chief Financial Officer

Below is a description of the business experience of Mr. Bowdring. Mr. Sulick’s business experience is described in the section entitled “Election of Directors.”

Robert J. Bowdring, 61, joined the Company as Corporate Controller in March of 2013. Mr. Bowdring became the Company’s Chief Financial Officer in February of 2016. Mr. Bowdring is a member of the board of directors, acting CFO, treasurer, and secretary of INVO Bioscience, a small publicly traded infertility medical device company based in Medford, MA. Mr. Bowdring served as the Chief Financial Officer for INVO Bioscience from 2008 until 2013. He served as Chief Financial Officer of Cyphermint, Inc. from 2003 to 2008, and as Vice President and Corporate Controller for Lifeline Systems from 1989 to 2003. Prior to 1989, Mr. Bowdring held positions of increasing responsibility at Remanco, Inc., Warburton’s Inc., Cyborg Corporation, and Technogenics, Inc. Mr. Bowdring has a Bachelor of Arts in Accounting from the University of Massachusetts.

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PROPOSAL 1

ELECTION OF DIRECTORS

As of the date of the annual meeting of stockholders, the number of members of the Board of Directors is fixed at seven (7) members. The seven (7) directors set forth below are standing for election to hold office subject to the provisions of the Company’s by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. All of the directors nominated for election at the annual meeting were recommended for nomination to the Board of Directors by the Nominating and Corporate Governance Committee. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

		Position(s)
Nominee for Director	Age	With the Company	Director Since

Mr. Craig Dunham	62	Director	2004

Mr. Lawrence Fox	75	Director	2011

Dr. William Hagan	67	Lead Director	2012

Mr. David Kronfeld	71	Director	2010

Mr. Thomas Leonard	64	Director	2016

Mr. Alan Levine	75	Director	2013

Mr. Peter Sulick	68	Chairman, Chief Executive Officer & President	2008

Each nominee listed above has consented to his nomination and is expected to stand for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Business Experience and Qualifications of the Director Nominees

Craig Dunham, 62, Director, invested in Dynasil and then joined the Company in October 2004 as President, Chief Executive Officer and a director. In May of 2011, Mr. Dunham retired from his management role at Dynasil and became Chief Executive Officer and Director of Applied Pulsed Power Inc., a pulsed power components and systems company near Ithaca, NY, a role he held until 2015. Beginning in March 2014, Mr. Dunham served as a consultant to the board of directors of LightPath Technologies (Nasdaq:LPTH) and he formally became a Director and member of the Audit Committee in April 2016. Since April 2015, he has done a variety of business and M&A consulting. Prior to joining Dynasil, Mr. Dunham spent approximately one year partnering with a private equity group to pursue acquisitions of mid-market manufacturing companies. From 2000 to 2003, he was Vice President/General Manager of the Tubular Division at Kimble Glass Corporation. From 1979 to 2000, he held progressively increasing leadership responsibilities at Corning Incorporated in manufacturing, engineering, commercial, and general management positions. At Corning, he delivered results in various glass and ceramics businesses including optics and photonics businesses. Mr. Dunham earned a Bachelor of Science in Mechanical Engineering and a Master of Business Administration from Cornell University. Mr. Dunham brings operations and management experience, executive leadership, business acumen, strategy development, optics/photonics market knowledge, and knowledge of the acquisitions process to the Board, the Nominating and Corporate Governance Committee, and the Audit Committee.

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Lawrence Fox, 75, Director, has been a member of the Board since February 2011. Mr. Fox currently serves as a partner at Schoeman Updike Kaufman & Gerber LLP, where he provides professional responsibility advice and expert witness testimony on lawyer standards of care and ethical obligations. From 1976 until 2017, Mr. Fox served as a partner and managing partner of Drinker Biddle & Reath LLP, where he specialized in securities and general commercial litigation and the counseling of law firms. Currently, he is a visiting lecturer of law and the Crawford Lecturer at Yale Law School. From 2007 to 2010 he was a lecturer on law at Harvard Law School. He was the I. Grant Irey, Jr. adjunct professor at Penn Law School from 2000-2008. He is the author of a long list of articles that have appeared in regional and national publications, covering a wide variety of subjects with particular emphasis on ethical issues and has written numerous book chapters relating to internal investigations, sanctions, expert witnesses and other topics. Mr. Fox currently serves as a director for Aberdeen Emerging Market Income Fund, Credit Suisse High Yield Bond Fund, Inc., and Credit Suisse Asset Management Income Fund, Inc. He has a B.A. degree from the University of Pennsylvania and a LLB from the University of Pennsylvania Law School. Mr. Fox brings extensive legal and corporate governance experience to the Board from his legal experience and previous Board positions which significantly expand the Board’s depth of corporate governance experience as we meet the rigorous Nasdaq requirements through his participation as chairman of the Nominating and Corporate Governance Committee and on the Audit Committee.

William Hagan, Ph.D., 67, Lead Director, joined the Board of Directors in July of 2012. Since 2011, Dr. Hagan has served as President of Hagan & Associates LLC. Prior to forming this consulting business, Dr. Hagan was the Acting Director of the Department of Homeland Security’s Domestic Nuclear Detection Office (DNDO) reporting to the Secretary of Homeland Security from December of 2009 until August of 2010. Before serving as Acting Director, Dr. Hagan was the DNDO’s Acting Deputy Director from January of 2008 until December of 2009. Prior to that position, Dr. Hagan served as Assistant Director for the Transformational and Applied Research Directorate. Prior to his four years of service at the DNDO, Dr. Hagan was a Senior Vice President at Science Applications International Corporation (SAIC). During a 30-year career at SAIC, his areas of emphasis included nuclear technology, telecommunications, optics, transportation, system integration, and technology assessments. Business roles included Group leadership, mergers and acquisitions, venture capital investment, and business development. Dr. Hagan received a bachelor’s degree in Engineering Physics, a master’s degree in Physics, and a master’s degree in Nuclear Engineering from the University of Illinois at Urbana. He received his Ph.D. in Physics from the University of California at San Diego. Dr. Hagan brings a combination of experience in and understanding of commercial, government, and high technology business to his role on the Board and as chairman of the Compensation Committee.

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David Kronfeld, 71, Director, has been a member of the Board since February of 2010. Mr. Kronfeld founded JK&B Capital (JK&B) in 1996, a venture capital firm focused in the software, information technology, and communications markets with over $1.1 billion of cumulative capital under management, where he continues to work. Mr. Kronfeld is an experienced venture capital investor and telecommunications industry executive with over 30 years of experience. Prior to forming JK&B, Mr. Kronfeld was a General Partner at Boston Capital Ventures (BCV) where he focused on making venture capital investments in telecommunications and software companies. Before joining BCV, Mr. Kronfeld was Vice President of Acquisitions and Venture Investments with Ameritech where he was responsible for directing venture capital investments in a broad array of telecommunications-related companies and all of Ameritech's mergers and acquisitions activities. In addition, Mr. Kronfeld was a Senior Manager at Booz Allen & Hamilton and a Systems Analyst at Electronic Data Systems (E.D.S.). He has served on four public company boards, thirty private company boards, and currently sits on the board of directors of NeuLion, Inc., a public IPTV company. Mr. Kronfeld earned a Bachelor of Science in Electrical Engineering with high honors and a Master of Science in Computer Science from Stevens Institute of Technology, and a Master of Business Administration from The Wharton School of Business. Mr. Kronfeld brings extensive venture capital experience in evaluating opportunities and managing portfolio businesses as well as multiple board experiences which enable him to contribute to the Company’s Compensation and Nominating and Corporate Governance Committees.

Thomas C. Leonard, 64, Director, has been a member of the Board since February of 2016. Mr. Leonard joined the Company as Chief Financial Officer in January of 2013 and retired from that position in January of 2016. Mr. Leonard is a member of the board of directors, chairman of the audit committee and a member of the compensation committee of Kadant Corp., a publicly traded manufacturing company based in Westford, MA. Mr. Leonard served as Chief Financial Officer for Pennichuck Corp, a publicly traded water utility company, from 2008 until 2013. He served as Vice President of CRA International from 2006 to 2008, and as Managing Director for Huron Consulting Group from 2002 to 2006. From 1987 to 2002, Mr. Leonard held positions of increasing responsibility at Arthur Andersen LLP, ending his time there as Partner in Charge of Audit Division. Mr. Leonard is a Certified Public Accountant and has a Bachelor of Arts in Accounting. Mr. Leonard brings extensive public company financial and corporate governance experience to the Board and to the Audit Committee, as well as his three years of experience as Chief Financial Officer of the Company.

Alan Levine, 75, Director, joined the Board of Directors in May of 2013. Mr. Levine was Vice President and Chief Financial Officer of the Graduate Management Admission Council from 2007 to 2011. From 1998 to 2007, Mr. Levine served in a number of Chief Financial Officer and Financial Consultant roles, largely in technology-based companies. Mr. Levine was a Partner with Ernst & Young LLP from 1986 to 1998. Prior to serving in the Partner role, Mr. Levine was an Audit Principal, Audit Manager, and Audit Senior during twenty-four years with Ernst & Young. His areas of business expertise include entrepreneurial services, venture capital financing, initial public offerings, and accounting and financial education. He currently serves as a director and Audit Committee member for RBC Bearings Incorporated. Mr. Levine received his Master of Accounting from the University of Arizona and a Bachelor of Arts from the University of Vermont. Mr. Levine was a Certified Public Accountant for 30 years. Mr. Levine brings extensive public company financial and corporate governance experience to the Board, Audit Committee, and Compensation Committee.

Peter Sulick, 68, Chairman, Chief Executive Officer and President, joined the Board in June of 2008. Mr. Sulick is currently President and Chief Executive Officer of AmeriSite, LLC, a family-owned real estate development and investment company, which he founded in 1998. From 2009 until 2016, Mr. Sulick served on the board of Prism Microwave. During that time, he served as Chairman and Chief Executive Officer. Prism was founded in 2008 and provided RF conditioning products for the mobile wireless infrastructure industry. From 1985 until 2002, Mr. Sulick founded and led telecommunications companies that were later acquired by Nextel and T-Mobile. In the early part of his career, Mr. Sulick was a principal financial officer for Cablevision Systems and has also held several senior-level financial positions in the Communications Operations Group of ITT. He began his career in the audit department at Arthur Andersen & Co, in New York City following graduate school. He is a certified public accountant who earned a Master of Business Administration in finance from the University of Massachusetts and a Bachelor of Science in Business Administration from The Citadel and was recently awarded an Honorary Doctorate in Entrepreneurship from The Citadel. Mr. Sulick brings to the Board entrepreneurial skills, executive leadership and business and financial acumen to serve as Chairman and in his role as Chief Executive Officer and President.

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Directors’ Compensation

Each of our non-employee directors receives an annual retainer of $50,000, a minimum of 50% of which is required to be paid in the form of equity, with the remaining 50% being paid in cash or equity, in any ratio, at the director’s election. The Chairman and Audit Committee Chairman are paid additional annual cash retainers of $20,000 and $10,000, respectively, in recognition of the added responsibility associated with these positions. Our directors also receive reimbursement of out-of-pocket expenses incurred in attending Board and committee meetings.

Equity is given as director compensation in either quarterly stock grants at market price or options to purchase stock with either a) a three year term, granted at thirty-three percent (33%) above market price, or b) a five year term, granted at fifty percent (50%) above market price.

Directors’ Compensation For Fiscal Year Ended September 30, 2018

Pursuant to our Director Compensation Policy, each of our non-employee directors received total annual compensation of $50,000, 50% of which is payable in equity of the Company and the remaining 50% of which is payable at the director’s election in either cash or equity of the Company. We do not pay our directors additional retainers for their service on Board committees, other than for service as chair of the Audit Committee, as described above.

The table below summarizes the compensation paid to, or earned by, our non-employee directors for the director compensation year which began on February 1, 2018. Mr. Sulick, our President and Chief Executive Officer, does not receive any compensation for his Board service beyond the compensation he receives as an executive officer of the Company.

	Fees Earned or Paid In
Name	Cash ($)	Stock Awards($)(1)	Total($)

Craig Dunham (2)	25,000	25,000	50,000
Lawrence Fox (2)	-	50,000	50,000
William Hagan (2)	25,000	25,000	50,000
David Kronfeld (2)	-	50,000	50,000
Thomas Leonard (2), (3)	25,000	25,000	50,000
Alan Levine (2)	30,000	30,000	60,000

(1) Represents the aggregate grant date fair value of the stock awards received by the director during fiscal year 2018 determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended September 30, 2018 included in our Annual Report on Form 10-K filed with the SEC on December 19, 2018.

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(2) For the director compensation year beginning February 2018, the six non-employee directors were asked to specify whether they wished to receive the equity portion of their director compensation and any equity portion of the electable 50% of their compensation in common stock grants or stock options. All of the non-employee directors elected to receive the equity component of their 2018 compensation in quarterly stock grants. In regards to the electable 50% of their compensation, Mr. Dunham, Dr. Hagan, Mr. Leonard, and Mr. Levine chose to receive the electable component of their compensation entirely in cash. Mr. Fox and Mr. Kronfeld chose to receive the electable component of their director compensation in quarterly stock grants. The quarterly stock grants for the director compensation year beginning February 2018 were made on January 2, 2018 at the grant date closing market price of $1.18, on April 2, 2018 at the grant date closing market price of $1.30, on July 2, 2018 at the grant date closing market price of $1.43, and on October 1, 2018 at the grant date closing market price of $1.29 per share.

(3) On February 1, 2016, Mr. Leonard was granted an option to purchase 16,129 shares of Xcede Technologies, Inc. common stock at the option price of $1.00 per share in recognition of his service as a member of the Xcede board of directors. Twenty-five percent (25%) of this option vested on February 1, 2017 and an additional 3.125% of the option vests each month thereafter. As of January 9, 2019, 15,120 shares underlying this option were vested.

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CORPORATE GOVERNANCE

Director Independence

The Board has determined that all directors and nominees for director, other than Mr. Sulick and Mr. Leonard, are independent under the Nasdaq and SEC rules, based on information known to the Company and on the annual questionnaire completed by each director. The Company expects Mr. Leonard will become independent under the Nasdaq and SEC rules on February 1, 2019.

Board Leadership Structure

The Company has historically had different persons serving in the offices of Chairman of the Board and Chief Executive Officer, although it has no formal policy requiring that structure. As Mr. Sulick is currently serving in both of these roles, Dr. Hagan serves as Lead Director. The responsibilities of the lead director include setting the Board's agenda in collaboration with the Chief Executive Officer, providing guidance to the Chief Executive Officer, acting as a regular communication channel between the Board and Chief Executive Officer, presiding over executive sessions of the Board to review the Company's performance and management effectiveness, coordinating the activities of non-employee directors, reviewing the activities and effectiveness of the Board committees, and evaluating the need for any changes. The Board believes that having a separate Chairman or lead director allows the Chief Executive Officer to focus principally on managing the Company, which adds value to the Company’s senior management team and operating business units, enhances Board involvement and communications among the non-employee directors, and ensures consistent Board leadership during any Chief Executive Officer transition.

Board’s Role in Risk Oversight

The Company’s business involves many operational and financial risks, which management and the Board seek to mitigate through careful planning and execution. Assessing and managing risk is primarily the responsibility of the Company’s management. However, the Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors provides oversight by receiving reports from management in Board meetings and conference calls, as well as through periodic management reports. These include reports on the market environment and strategic situation, customer sales results and forecasts, availability of raw materials and components, product development, liquidity, and overall financial performance and forecasts. Board members have the opportunity to provide input and direction to management on managing risks on a current basis, either directly or through the Lead Director or Chairman. In order to ensure that longer term risks are also considered in a timely and consistent matter, each year the full Board reviews and approves a budget that is used by management throughout the year. The Chairman oversees the Company’s business activities, including its management of operational risks, between meetings of the Board. The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls. As such, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and the steps that management has taken to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Company believes that Board leadership by an independent lead director or chairman enhances the Board’s ability to oversee the Company’s operational and financial risks.

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Board Meetings

During the fiscal year ended September 30, 2018, the Board of Directors held a total of six meetings. All of the directors attended all of the fiscal year 2018 meetings. The Board regularly holds sessions at which only non-employee directors are present, including a portion of each quarterly meeting. All Board members are expected to attend the annual meeting of stockholders, subject to special circumstances. All of the Board members attended the annual meeting of stockholders on February 22, 2018.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, all the members of which are independent, as defined by Securities and Exchange Commission rules and Nasdaq listing standards, as applicable. As Mr. Leonard was an employee of the Company until January 31, 2016, he is not considered independent under these guidelines until February 1, 2019 and, consequently, has not served on any Board committees. On February 1, 2019, at which time the Company expects Mr. Leonard will become independent under the applicable Nasdaq and SEC rules, Mr. Leonard will be joining the Audit Committee. Additionally, due to the participation of three of the directors in the financing of Xcede Technologies, Inc. (“Xcede”), the three independent directors who are not investors in Xcede, Mr. Dunham, Mr. Levine and Mr. Kronfeld were appointed to an Independent Xcede Committee, which is charged with independently representing the Company’s interests in any decisions involving the financing of Xcede. In addition to the meetings described below, the members of each committee communicate regularly amongst themselves and with management on Company matters.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee operates under a written charter that is available on the Company’s web site: https://investors.dynasil.com/corporate-governance/.

Compensation Committee. The current members of the Compensation Committee are Dr. Hagan, Mr. Kronfeld and Mr. Levine, with Dr. Hagan serving as the Chairman. The Compensation Committee is responsible for negotiating and approving salaries and employment agreements for the named executive officers of the Company. Current compensation practices are outlined in the Director Compensation and Executive Compensation sections of this proxy statement. There were three Compensation Committee meetings in fiscal year 2018 and each of the committee members attended all of those meetings.

Generally all executive officer and director compensation programs of the Company are subject to the review and approval of the Compensation Committee, which also reviews and determines the base salary and incentive compensation of the named executive officers. The Chief Executive Officer provides a compensation recommendation for each named executive officer (other than himself), which the Compensation Committee considers in making its decisions. Compensation decisions are made throughout the year as circumstances warrant. All compensation actions taken by the Compensation Committee are reported to the full Board of Directors, and certain actions are subject to the approval of the Board, excluding management directors. The Compensation Committee has previously used a compensation consultant to provide comparable market data as well as compensation advice in setting executive and director compensation and policies. The Compensation Committee also reviews and makes recommendations to the Board on director compensation and equity awards.

The Compensation Committee is composed of outside directors who are not officers or employees of the Company. The Board has determined that these directors are all independent under applicable Nasdaq and SEC rules.

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Audit Committee. The current members of the Audit Committee are Mr. Levine, Mr. Dunham and Mr. Fox, with Mr. Levine serving as both Chairman and Audit Committee Financial Expert. On February 1, 2019, Mr. Leonard will replace Mr. Fox on the Audit Committee. The Audit Committee is responsible for reviewing reports of the Company's financial results, audits, internal controls, and adherence to its Code of Conduct, compliance with federal procurement and other laws and regulations, and other matters. The Audit Committee recommends to the Board of Directors the selection of the Company's outside auditors, reviews their procedures for ensuring their independence with respect to the services performed for the Company and approves their compensation. There were six Audit Committee meetings in fiscal year 2018 and Mr. Levine and Mr. Dunham attended all of those meetings. Mr. Fox was excused from two of the Audit Committee meetings in fiscal year 2018.

The Audit Committee is composed of outside directors who are not officers or employees of the Company. The Board has determined that these directors are all independent under applicable Nasdaq and SEC rules.

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Mr. Fox, Mr. Dunham and Mr. Kronfeld, with Mr. Fox serving as the Chairman. Nominations for the February 28, 2019 annual stockholders meeting to which this proxy statement relates were developed by this committee and approved by the full Board on December 13, 2018. The Nominating and Corporate Governance Committee held two meetings in fiscal year 2018 and each of the committee members attended both meetings.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and (ii) recommending to the Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. Director nominees are considered for recommendation by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter and the criteria set forth in the Corporate Governance Guidelines, as outlined below. It is expected that the Nominating and Corporate Governance Committee will have direct input from the Chairman of the Board, the Chief Executive Officer and, if one is appointed, the Lead Director.

Criteria for Nomination as a Director

General Criteria

1.	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
2.	Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company.
3.	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees.
4.	Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.
5.	Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

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6.	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

Application of Criteria to Existing Directors

The re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above. In addition, the Nominating and Corporate Governance Committee shall consider the existing directors’ performance on the Board and any committee, which shall include consideration of the extent to which the directors undertook continuing director education.

Criteria for Composition of the Board

The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities.

The Nominating and Corporate Governance Committee’s process for evaluating nominees for director, including nominees recommended by stockholders, is to consider their skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria as they may contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would most complement those of the current directors, including the diversity (principally, of education and backgrounds), age, skills and experience of the Board as a whole.

In order to recommend a candidate for consideration by the Nominating and Corporate Governance Committee, a stockholder must provide the Committee with the candidate's name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of the Company and information relevant to the considerations described above. Such information should be sent to the Nominating and Corporate Governance Committee of Dynasil Corporation of America, 313 Washington Street, Suite 403, Newton, MA 02458; Attn: Corporate Secretary. The Nominating and Corporate Governance Committee may seek further information from or about the candidate, or the stockholder making the recommendation, including information about all business and other relationships between the candidate and the stockholder.

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REPORT OF THE AUDIT COMMITTEE OF DYNASIL CORPORATION OF AMERICA

December 20, 2018

To the Board of Directors of Dynasil Corporation of America:

We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the fiscal year ended September 30, 2018.

We have discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received and reviewed the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountants the accountants’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

By:	/s/ Alan Levine

Alan Levine, Chairman

By:	/s/ Craig Dunham

Craig Dunham

By:	/s/ Lawrence Fox

Lawrence Fox

Audit Committee

Dynasil Corporation of America

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EXECUTIVE COMPENSATION

Fiscal Year 2018 Summary Compensation Table

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)	All Other Compensation ($) (3)	Total ($)
Peter Sulick	2018	309,135	59,838	99,200	42,800	510,973
Chairman, President &	2017	277,731	54,563	79,788	47,967	460,049
Chief Executive Officer

Robert Bowdring	2018	199,819	24,000	-	-	223,819
Chief Financial Officer	2017	188,586	18,000	-	-	206,586

(1) Represents the aggregate grant date fair value of the restricted stock awards received by the executive officer during the year indicated, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 10 to our audited financial statements for the fiscal year ended September 30, 2018 included in our Annual Report on Form 10-K filed with the SEC on December 21, 2018.

(2) Mr. Sulick’s stock awards for fiscal year 2018 represent four fully vested stock grants of 20,000 shares each issued as quarterly compensation on March, 1, 2018, May 30, 2018, August 29, 2018, and January 7, 2019 all under the Company’s 2010 Stock Incentive Plan valued at a total of $99,200. Mr. Sulick’s stock awards earned in fiscal year 2017 represent four fully vested stock grants of 16,250 shares issued as quarterly compensation on March, 1, 2017, May 31, 2017, August 29, 2017, and January 8, 2018, all under the Company’s 2010 Stock Incentive Plan valued at a total of $79,788.

(3) Amount consists of reimbursement for living expenses and local transportation costs while in the area of our corporate headquarters in Newton, Massachusetts and for travel between Massachusetts and Mr. Sulick’s place of residency.

Executive Officer Compensatory Arrangements

Peter Sulick

The Board has determined that as long as Mr. Peter Sulick is employed as the Company's Chief Executive Officer and President, his annual compensation will include both a cash and a stock component. All compensatory stock awards granted to Mr. Sulick shall be issued from the Company's 2010 Stock Incentive Plan.

Additionally, Mr. Sulick’s compensation includes the annual opportunity to earn a performance bonus payable in cash based on the achievement of quarterly performance goals and the Board of Directors’ periodic qualitative assessment of the Company's progress on its strategic objectives. Cash bonus amounts are payable quarterly. Actual amounts payable to Mr. Sulick in each quarter will be determined by the extent to which the target performance goals are met or exceeded.

Beginning in fiscal year 2017, and at Mr. Sulick’s suggestion, the Board has suspended the stock portion of Mr. Sulick’s bonus.

For fiscal year 2018, Mr. Sulick’s compensation consisted of a base cash salary of $310,500 and quarterly stock awards of 20,000 shares each.

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Mr. Sulick’s target cash bonus for 2018 was set at $19,406 per quarter or $77,625 per year. For fiscal year 2018, this target bonus was dependent on the achievement of quarterly target cash bonus performance criteria. If performance had exceeded target goals by specified amounts, this cash bonus opportunity increased to $25,313 per quarter or $104,794 per year.

For his fiscal year 2018 performance bonus, Mr. Sulick earned a total of $63,652 in cash, of which $39,589 was paid to him during the fiscal year, the remainder paid subsequent to the filing of Company’s Annual Report on Form 10-K on December 21, 2018.

For fiscal year 2019, Mr. Sulick’s annual base cash salary is $320,000 and a stock compensation component of quarterly stock awards of 20,000 shares each. His cash performance bonus opportunity is set at $20,000 per quarter or $80,000 per year, dependent on the achievement of quarterly target cash bonus performance criteria. If performance exceeds target goals by specified amounts, this cash bonus opportunity increases to $27,000 per quarter or $108,000 per year.

Robert Bowdring

Mr. Bowdring has served as the Company’s Chief Financial Officer since February 1, 2016. During his first year in the position, Mr. Bowdring’s annual base cash salary was $185,000 and he was eligible to earn a cash performance bonus of up to twenty-five (25%) percent of his base salary. Additionally, on February 1, 2016, Mr. Bowdring was granted a time-vested restricted stock award of 60,000 shares of the Company’s stock. The shares in this grant vest in three equal annual increments, beginning with the grant date, provided that he is employed with the Company continuously through the applicable vesting date.

For fiscal year 2018, Mr. Bowdring’s annual base cash salary was $200,000, with an increased bonus opportunity of 30% of his salary, based on specific performance goals for both Mr. Bowdring and the Company.

For his fiscal year 2018 performance bonus, Mr. Bowdring earned a cash bonus of $24,000, which was paid to him subsequent to the end of the fiscal year.

For fiscal year 2019, Mr. Bowdring’s annual cash salary is $200,000, with a bonus opportunity of $60,000 dependent on the achievement of bonus performance criteria for both Mr. Bowdring and the Company. If performance exceeds target goals by specified amounts, this cash bonus opportunity increases to $75,000 per year.

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Outstanding Equity Awards at Fiscal 2018 Year-End

	Option Awards				Stock Awards
	Number of Securities				Number of	Market Value of
	Underlying Unexercised		Option	Option	Shares or Units of	Shares or Units of
	Options (#)		Exercise	Expiration	Stock That Have	Stock That Have
Name	Exercisable	Unexercisable	Price	Date	Not Vested (#)	Not Vested ($)(1)

Peter Sulick	—	—			—	—

Robert Bowdring	—	—			20,000	25,800

(1)	Calculated by multiplying the number of shares of restricted stock by the closing price of Dynasil’s common stock on the Nasdaq Capital Market on September 30, 2018 ($1.29).

Related Party Transactions

During the years ended September 30, 2018 and 2017, building lease payments of $1,071,000 and $1,040,000, respectively were paid to Charles River Realty, dba Bachrach, Inc., which is owned by The Gerald Entine 1988 Family Trust (the “Entine Trust”). The late Dr. Entine was a former director and employee of the Company, as well as a greater than 5% beneficial owner of the Company’s stock until his death in May of 2018. The Entine Trust retains a greater than 5% beneficial ownership in the Company’s stock.

In October 2013, the Company’s subsidiary, Dynasil Biomedical, formed Xcede Technologies, Inc., a joint venture with Mayo Clinic, to spin out and separately fund the development of its tissue sealant technology. Xcede issued $5.1 million of convertible promissory notes in order to fund its operations, including $2.2 million to the Company, which were eliminated in the consolidated financial statements. Mr. Sulick and family members invested $1,065,000, Mr. Lawrence Fox invested, $150,000, Dr. Zuckerman (Xcede’s Chief Executive Officer) and family invested $125,000, Dr. Hagan invested $25,000, Kanai Shah (RMD President) invested $25,000 and Dr. Entine invested $100,000 in Xcede and were issued convertible promissory notes in those original principal amounts. In November 2016, the Company converted these promissory notes into preferred stock.

As of December 31, 2018, Mr. Sulick and family own the equivalent of 11.4% of Xcede’s outstanding common stock, Mr. Fox owns the equivalent of 1.7% of Xcede’s outstanding common stock, Dr. Zuckerman and family own the equivalent of 1.3% of Xcede’s outstanding common stock, Dr. Hagan owns the equivalent of 0.3% of Xcede’s outstanding common stock, Dr. Shah owns the equivalent of 0.3% of Xcede’s outstanding common stock, and the Entine Trust owns the equivalent of 1.2% of Xcede’s outstanding common stock.

Patricia Tuohy is the Company’s Vice President of Corporate Development. During the year ended September 30, 2018, Ms. Tuohy worked a partial year in this position and earned $185,000 in compensation. During the year ended September 30, 2017, Ms. Tuohy worked a partial year in this position and earned $136,000 in compensation. Ms. Tuohy is Peter Sulick’s daughter.

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Equity Compensation Plan Information

The Company adopted Stock Incentive Plans in 1996 and 1999 that permit, among other incentives, grants and options to officers, directors, employees and consultants to purchase up to 3,750,000 shares of the Company’s common stock. At the February 3, 2010 annual meeting, a new Stock Incentive Plan was adopted by the stockholders which permits up to 6,000,000 shares of the Company’s common stock to be issued through this plan. Options granted pursuant to the 2010 plan are exercisable at or above the common stock’s fair market value on the date of grant and generally vest over a three to five-year period. At September 30, 2018, 3,166,698 shares of common stock were available for issuance under the 2010 plan and 160,537 stock options were outstanding, with exercise prices from $1.80 to $2.33. For the 2010 plan to date, options have been granted at exercise prices ranging from $1.80 to $7.32 per share.

At September 30, 2018, no options remain outstanding that were issued through the 1999 Stock Incentive Plan.

On December 13, 2018, the Company adopted a Second Amended and Restated Employee Stock Purchase Plan. The existing plan was amended to extend the termination date to September 30, 2030. The Second Amended and Restated Employee Stock Purchase Plan permits substantially all employees to purchase common stock at a purchase price of 85% of the fair market value of the shares. Currently under the plan, a total of 450,000 shares have been reserved for issuance. Of these, 350,751 shares have been purchased by employees at purchase prices ranging from $.06 to $4.445 per share. During any twelve-month calendar period, employees are limited to a total of $20,000 of stock purchases.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights ( a )	Weighted- average exercise price of outstanding options, warrants and rights ( b )	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column ( a ))
Equity compensation plans approved by security holders	160,537	$2.01	3,105,410	(1)
Equity compensation plans not approved by security holders	none	none	none

(1) Consists of 3,166,698 shares of common stock available for issuance in the 2010 Stock Incentive Plan and 99,249 shares of common stock available for issuance under the Amended and Restated Employee Stock Purchase Plan.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to the approval of the Company’s stockholders, the Audit Committee has determined that RSM US LLP, which firm has been the independent registered public accounting firm of the Company its last seven fiscal years, should continue to be the independent registered public accounting firm of the Company for fiscal 2019. Although ratification by our stockholders is not required by our by-laws or otherwise, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm. In the event this ratification is not received, the Audit Committee will reconsider the selection of RSM US LLP. One or more representatives of RSM US LLP will be available at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

Accountants Fees

RSM US LLP was our independent registered public accounting firm for fiscal years 2018 and 2017. During the period covering the fiscal years ended September 30, 2018 and 2017, RSM US LLP performed the following professional services:

(a)   Audit Fees

The aggregated fees billed by RSM US LLP for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2018, the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year and out-of-pocket expenses are $421,000. The aggregated fees billed or to be billed by RSM US LLP for professional services rendered for the audit of the Company's consolidated financial statements included in its Annual Report on Form 10-K for the year ended September 30, 2017, the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year and out-of-pocket expenses are $348,514.

(b)   Tax Fees

During fiscal years 2018 and 2017, the Company incurred fees of $142,750 and $107,750, respectively, for professional services rendered by RSM US LLP for tax compliance and advisory services.

(c)   Pre-approval Policies and Procedures

The Board of Directors has adopted a pre-approval policy requiring that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor’s independence. All auditor fees were pre-approved during fiscal years 2018 and 2017.

The affirmative vote of a majority of the shares cast at the meeting is required to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019.

THE BOARD OF DIRECTORS RECOMMENDS A “VOTE” FOR RATIFICATION OF RSM US LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019.

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OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting of stockholders other than the items referred to above. In the event that any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the Annual Meeting. Stockholders interested in submitting a proposal for consideration at the Company's annual meeting of stockholders in 2020 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's by-laws. To be eligible for inclusion in the Company’s proxy materials for the annual meeting in 2020, stockholder proposals must be received by the Company's Corporate Secretary no later than September 18, 2019. A stockholder who wishes to make a proposal at the 2020 annual meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to us no later than December 2, 2019, in order for the notice to be considered timely under Rule 14a-4(c) of the SEC.

Stockholder Communications to the Board. Stockholders interested in communicating to the Dynasil Board of Directors may do so through the Dynasil website, www.dynasil.com, by clicking on “Contact” and then “Request Information”. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communications are addressed.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

By order of the Board of Directors:

Patricia M. Kehe, Corporate Secretary

January 10, 2019

Newton, Massachusetts

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PROXY FORM	DYNASIL CORPORATION OF AMERICA	PROXY FORM

Annual Meeting of Stockholders - To Be Held FEBRUARY 28, 2019 at 10:00 AM local time at

44 Hunt Street, Watertown, MA.

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) PETER SULICK and ROBERT BOWDRING or either of them, as attorney-in-fact, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Dynasil Corporation of America that the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE BELOW LISTED PERSONS AS A DIRECTOR AND PROPOSAL TWO.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on FEBRUARY 28, 2019:

This Proxy Statement and the Annual Report are available to the Company’s stockholders electronically via the Internet at http://www.dynasil.com/investors/proxy-information/.

Director Nominees: (1) Craig Dunham, (2) Lawrence Fox, (3) William Hagan, (4) David Kronfeld, (5) Thomas Leonard, (6) Alan Levine and (7) Peter Sulick

The Board of Directors Recommends a Vote For Each of the Directors Listed in Proposal One and For Proposal Two:

(1)	ELECTION OF DIRECTORS: Craig Dunham, Lawrence Fox, William Hagan, David Kronfeld, Thomas Leonard, Alan Levine, Peter Sulick

FOR ☐ all nominees (except as below marked to the contrary) nominees	WITHHOLD ☐ authority to vote for all	Withhold authority to vote for the individual ☐ nominees(s) identified in the space provided

		FOR	AGAINST	ABSTAIN

(2)	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.	☐	☐	☐

SIGNATURE	DATE	[name of shareholder 1]

SIGNATURE	DATE	[name of shareholder 2]
[address of shareholder]

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